Exhibit 99.3
Humana Inc. First Quarter 2025 Prepared Management Remarks 04/30/2025
Please view these remarks in conjunction with our 1Q 2025 earnings release that can be found on our website at www.humana.com under the Investors section, or via the following link: https://humana.gcs-web.com/financial-information/quarterly-results.

We also invite you to listen to our live question and answer webcast with our President and Chief Executive Officer, Jim Rechtin, Chief Financial Officer, Celeste Mellet, and President of Insurance, George Renaudin, which will begin today at 8:00 a.m. Eastern Time and will be available at via the following link: https://humana.gcs-web.com/events-and-presentations/upcoming-events. For those unable to listen to the live event, the archive will be available in the Historical Webcasts and Presentations section of the Investor Relations page via the following link: https://humana.gcs-web.com/events-and-presentations.

Cautionary Statement
Certain of the matters discussed in these prepared remarks are forward-looking and are subject to a number of risks, uncertainties and assumptions. Actual results could differ materially.
Investors are advised to read the detailed risk factors discussed in our latest Form 10-K, our other filings with the Securities and Exchange Commission, and our 1Q 2025 earnings release as they relate to forward-looking statements along with other risks discussed in our SEC filings. We undertake no obligation to publicly address or update any forward-looking statements in future filings or communications regarding our business or results.
Today’s release, our historical financial news releases and our filings with the SEC are all also available on our Investor Relations site.
These remarks include financial measures that are not in accordance with generally accepted accounting principles, or GAAP.
Management's explanation for the use of these non-GAAP measures and reconciliations of GAAP to non-GAAP financial measures are included in today’s release which can be found via the following link: https://humana.gcs-web.com/financial-information/quarterly-results.
Finally, any references to earnings per share or EPS made within these remarks refer to diluted earnings per common share.

Exhibit 99.3
Humana Inc. First Quarter 2025 Prepared Management Remarks 04/30/2025
Management Commentary
Key Messages:
•We are pleased with a solid start to 2025. Our first quarter Insurance segment benefit ratio of 87.4% reflects medical cost trends that developed in line with our expectations, while our first quarter Adjusted EPS was ahead of expectations largely driven by:
oA shift in expected timing of certain administrative expenses and incremental investments, and
oOutperformance in CenterWell, inclusive of certain timing related items
•Based on results to date, we reaffirmed our 2025 guidance, including:
oAdjusted EPS outlook of ‘approximately $16.25’
oInsurance segment benefit ratio guidance range of 90.1% to 90.5%
oFull year 2025 Medicare and Medicaid membership expectations
•We remain committed to achieving individual Medicare Advantage (MA) pretax margin of ‘at least 3%’ over time and remain confident in our expectation that our 2025 MA pricing will drive the intended underlying margin improvement

•We continue to anticipate a “few hundred million dollars” of incremental investments in 2025 to improve member and patient outcomes and support operational excellence, positioning the company for long-term success
oEarly returns on investments made in 2024 and first quarter 2025 are tracking in line with expectations
•Efforts to strengthen our Stars program are progressing as anticipated with initiatives expected to impact across key measures as we focus on a return to a sustainable industry leading position
•We further expanded our CenterWell platform in the first quarter, including:
oGrowth of 27,300 patients, or 7%, in CenterWell Primary Care as compared to December 31, 2024
CenterWell Primary Care patient growth includes 12,600 patients, or 16% growth, in our de novo centers as compared to December 31, 2024
oCenterWell Pharmacy selected as the fulfillment pharmacy for NovoCare® Pharmacy’s weight loss medication for cash pay customers
•We are strategically expanding our Medicaid platform with Illinois’ intent to award Humana their new Fully Integrated Dual Eligible (FIDE) Special Needs Plan (SNP) program which is expected to start in 2026
oThe Illinois program includes a greenfield DSNP entry opportunity in a core Humana MA market with over 450,000 dual-eligibles
•Looking ahead, the 2026 final MA rate notice better reflects the medical cost trend environment and should enable greater stability within the industry as it serves the 34 million1 seniors who rely on the MA program for high-quality, affordable care and better health outcomes
oWe will continue to work with the Administration and policymakers in Congress to strengthen the MA program and protect the choices and benefits that seniors rely on
•We look forward to sharing more on our mid- and longer-term outlook at our 2025 Investor Conference on June 16, 2025

Exhibit 99.3
Humana Inc. First Quarter 2025 Prepared Management Remarks 04/30/2025
Detailed Discussion:
Individual Medicare Advantage (MA)
•1Q25 year to date (YTD) membership decline of approximately 446,000 is in line with our expectations. We continue to anticipate a full year (FY) 2025 decline of approximately 550,000 members
oMembership losses largely driven by our decision to exit certain unprofitable plans and counties, which impacted approximately 560,000 members
The plan and county exits have been partially offset by net sales activity (gross sales, less voluntary terminations and mortality), including the recapture of approximately 40% of the members impacted by plan exits into other Humana MA plans
oWe remain confident in our pricing strategy as we prioritize serving membership which will drive sustainable, long-term value creation
•1Q25 revenue is in line with our expectations and we continue to expect our premium yield to be in the high single digits for the full year, driven in large part by an increased direct subsidy due to the Inflation Reduction Act (IRA)
•While it remains early in the year, available information to date suggests medical and Rx cost trends are in line with our expectations

Group MA
•1Q25 YTD membership growth of approximately 27,000 is in line with our expectations and we continue to expect membership to be relatively flat year over year for FY 2025
•Group MA is performing as anticipated to date, with revenue and medical cost trends developing in line with our expectations
•As shared on our fourth quarter 2024 earnings call (in February 2025), Group MA had margin pressure in 2024 that, as expected, continued into 2025 due to multi-year pricing cycles
•We remain focused on improving Group MA margins through renewal cycles to reflect the current reimbursement levels and cost trends, with the opportunity to significantly improve performance through re-contracting in 2026 and beyond

Stand-Alone Part D (PDP)
•1Q25 YTD membership growth of approximately 145,000 is in line with expectations; we continue to anticipate FY 2025 membership growth of approximately 200,000
•We are closely monitoring PDP performance given the magnitude of IRA changes implemented this year and the potential impact on member behavior
oPDP membership mix, Rx trends, and member behavior are in line with our expectations to date

Exhibit 99.3
Humana Inc. First Quarter 2025 Prepared Management Remarks 04/30/2025
Medicaid
•1Q25 YTD membership growth of approximately 106,000, or 8%, compared to December 31, 2024, is in line with expectations, largely driven by additional membership allocation in Kentucky
•Continue to anticipate growth of 175,000 to 250,000 members for FY 2025, representing an increase of approximately 16% for the year at the midpoint, including the anticipated implementation of the Virgina contract later this year
•Early indicators suggest medical cost trends are in line with our expectations
•We continue to anticipate modest improvement in our Medicaid margin in 2025 as additional states progress through the J curve and rates are updated to reflect the acuity level of members and trend experience related to the Public Health Emergency (PHE) unwind
oRate updates for approximately 75% of Medicaid revenue are projected as final for 2025
•Strategically expanding our Medicaid platform with Illinois’ intent to award Humana their new FIDE SNP program which is expected to start in 2026
oThe Illinois program includes a greenfield DSNP entry opportunity in a core Humana MA market with over 450,000 dual-eligibles
oThis award includes a distinct, standalone managed long-term services and supports contract, expected to start in 2027
CenterWell
CenterWell outperformed our expectations in the quarter, inclusive of timing related items.
Primary Care
•Serving nearly 418,000 patients as of March 31, 2025, an increase of 27,300 patients, or 7%, from December 31, 2024. Patient growth for the first quarter includes:
o12,600 patients, or 16% growth, in our de novo centers
o7,700 patients, or 3% growth, in our more mature wholly-owned centers; and
o7,000 patients, or nearly 11%, growth in our Independent Physician Associations (IPA) business
•Aiding this patient growth is improved patient satisfaction, which increased Net Promoter Score (NPS) 120 basis points year over year
oImprovement supported by enhanced patient experience data intelligence which creates the ability to convert fragmented feedback into consistent, actionable insights at scale
•Continue to anticipate FY 2025 net patient growth of 30,000 to 50,000, reflecting approximately 10% growth at the midpoint, driven by organic growth, modest M&A, and additional growth with Original Medicare as a part of our ACO Reach program

Exhibit 99.3
Humana Inc. First Quarter 2025 Prepared Management Remarks 04/30/2025
•Operating 329 centers as of March 31, 2025, representing growth of 30 centers, or 10%, year over year, while representing a reduction of 15 centers, or 4%, from December 31, 2024
oReduction in total centers during 1Q25 YTD is driven by ongoing center footprint optimization in connection with acquisition activity during 2024
7 de novo centers were added during 1Q25, more than offset by the impact of center consolidations as part of the footprint optimization described above
•We still anticipate we will mitigate the ultimate impact of the v28 risk model changes over the three-year phase in through a multi-pronged plan including numerous operational efficiencies such as centralizing and streamlining administrative functions, standardizing the clinic operating model, and improving clinician productivity to increase capacity
oThe impact of v28 and our related mitigation efforts are tracking in line with expectations to date
•Continue to anticipate largely flat margins year over year with the impact of the ongoing phase in of v28 and the addition of centers at various stages of maturation expected to be offset by:
oadvancement of our ongoing v28 mitigation activities, and
ofurther maturation of our existing centers which are progressing through the J curve
Home
•Within our CenterWell Home Health fee-for-service business, 1Q25 same store admissions grew approximately 1% year over year
oJanuary admission growth was pressured due to MA plan change activity for certain patients during the recently completed MA Annual Election Period (AEP). Admission activity ramped significantly throughout the quarter such that admission growth was in line with expectations as we exited the first quarter
•We continue to anticipate a ‘mid to high’ single digit increase in home health admissions for FY 2025
•OneHome expanded the percentage of members in some form of value-based home health model by 12% in 1Q25, as compared to December 31, 2024, and anticipates 15% expansion for FY 2025
•Our comprehensive initiative to drive productivity and efficiency within our home operating model to offset reimbursement pressure is progressing as anticipated and driving the intended results
Pharmacy
•Pharmacy results in the first quarter slightly exceeded expectations due to favorable drug mix
•We were pleased to recently be selected as the fulfillment pharmacy for NovoCare® Pharmacy’s weight loss medication for cash pay customers, consistent with our focus on expanding agnostic activity
oThis activity was contemplated in our original FY 2025 guidance issued on February 11, 2025

Exhibit 99.3
Humana Inc. First Quarter 2025 Prepared Management Remarks 04/30/2025
Earnings Seasonality

•We expect second quarter earnings to be approximately 35% of expected full year 2025 Adjusted earnings
•Second quarter Insurance segment benefit ratio expected to be approximately 90%
•Based off historical precedent, we continue to assume the Doc Fix will occur for 2025 either as part of the reconciliation exercise or the government funding bill

Capital Deployment & Balance Sheet
•As previously shared, we will remain prudent in our near-term capital deployment approach as we fully assess our Stars mitigation plans and until we finalize our 2026 MA pricing strategy
oAs a result, our current 2025 outlook does not contemplate share repurchase activity
oWe will re-evaluate our capital deployment plans throughout the year, taking a balanced approach to evaluating capital investments and returns
•We raised $1.5 billion in the debt markets during the first quarter, which covers our maturities through the end of 2026
oDebt to capitalization as of March 31, 2025 is 42.8% and we continue to target a debt to capitalization ratio of approximately 40% over the long term
•Accelerating our efforts to increase the efficiency of our balance sheet and fortify our foundation
oWe believe there is substantial opportunity to continue to increase the efficiency of our balance sheet and free up cash which will enhance operational performance and drive increased shareholder value over the long term

Conclusion
•Humana had a solid start to 2025 and we were pleased to affirm our full year guidance
•Looking ahead, we remain committed to returning to industry leading Stars performance and achieving individual MA pretax margin of ‘at least 3%’
o2025 represents a critical step on this margin expansion journey
oWe reset our MA pricing and membership to improve underlying margins and are investing to improve member outcomes and support operational excellence, positioning the company for long-term success
•Further, we are advancing our CenterWell and Medicaid strategies which are expected to drive increased earnings contribution over the mid and longer term as they mature through their respective J curves

Exhibit 99.3
Humana Inc. First Quarter 2025 Prepared Management Remarks 04/30/2025
•We have conviction that the strong core fundamentals and growth outlook for MA and value-based care remain intact and that Humana’s platform, unique focus on MA, and expanding CenterWell and Medicaid capabilities will allow us to compete effective, drive better outcomes for our members and patients, and deliver compelling shareholder value over the long term
•We look forward to further discussing our operations and outlook at our 2025 Investor Conference on Monday, June 16, 2025

Jim Rechtin, President and Chief Executive Officer
Celeste Mellet, Chief Financial Officer

1 Centers for Medicare & Medicaid Services, Monthly Contract and Enrollment Summary Report, December 2024